VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries and joint ventures of Volt as of January 9, 2004 (exclusive of certain subsidiaries which, if considered in the aggregate, would not, as of November 2, 2003, constitute a significant subsidiary within the meaning of Rule 1-02(v) of Regulation S-X). All of such subsidiaries, to the extent they were active and owned by the Company during fiscal 2003, are included as consolidated subsidiaries in the Registrant's consolidated financial statements as of November 2, 2003.

Name (1)                                        Jurisdiction of Incorporation
--------                                        -----------------------------

Volt Delta Resources, Inc.                      Nevada
Volt Real Estate Corporation                    Delaware
Volt Directories S.A., Ltd.                     Delaware
Volt Holding Corp.                              Nevada
Volt Realty Two, Inc.                           Nevada
500 South Douglas Realty Corp.                  Delaware
14011 So. Normandie Ave. Realty Corp.           Nevada
Volt Orangeca Real Estate Corp.                 Delaware
Shaw & Shaw, Inc.                               Delaware
Volt Technical Resources, LLC.                  Delaware
Volt ATRD Corp.                                 Delaware
Sierra Technology Corporation                   California
Volt Opportunity Road Realty Corp.              Delaware
Nuco II, Ltd.                                   Delaware
Volt Management Corp.                           Delaware
Volt Technical Corp.                            Delaware
Fidelity National Credit Services Ltd.          California
Nuco I, Ltd.                                    Nevada
Volt Information Sciences Funding, Inc.         Delaware
Volt Viewtech, Inc.                             Delaware
Volt Asia Enterprises, Ltd.                     Delaware
Volt STL Holdings, Inc.                         Delaware
DataNational of Georgia, Inc.                   Georgia
DataNational, Inc.                              Delaware
Volt Road Boring Corp.                          Florida
Volt Telecommunications Group, Inc.             Delaware
Volt Publications, Inc.                         Delaware
Volt Maintech, LLC                              Delaware
Volt Gatton Holding, Inc.                       Delaware
Maintech, Incorporated                          Delaware
Volt SRS Limited                                Delaware
Information Management Associates, Inc.         Delaware
ProcureStaff, Ltd.                              Delaware
VMC Consulting Corporation                      Delaware
Volt Funding Corp.                              Delaware

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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT--Continued

Name (1)                                        Jurisdiction of Incorporation
---------                                       -----------------------------

Volt Delta B.V.                                 Netherlands
Volt Delta Europe, Limited                      United Kingdom
Volt Resource Management Limited                United Kingdom
Tainol, S.A.                                    Uruguay
Volt Human Resources (VHRI), Inc.               Canada
Volt Services Group (Netherlands) B.V.          Netherlands
Volt Directory Marketing, Ltd. (2)              Delaware
Volt Europe Limited (formerly Gatton Volt
     Computing Group Limited)                   United Kingdom
Gatton Volt Consulting Group Limited            United Kingdom
Gatton Volt Computastaff Limited                United Kingdom
Volt Europe (Belgium) SPRI                      Belgium
Volt Europe (Espana) SPA                        Spain
Volt Europe Temporary Services Limited          United Kingdom
VMC Consulting Europe Limited                   United Kingdom
Volt Europe (France) SRL                        France
Volt Europe (Italia) SRL                        Italy
Volt Europe (Deutschland) GmbH                  Germany
Volt Netherlands Holding BV                     Netherlands
Volt Telecom BV                                 Netherlands
Volt Europe (Nederland) BV                      Netherlands
__________________________________________________________________

(1) Except as noted, each named subsidiary is wholly owned, directly or indirectly, by Volt Information Sciences, Inc., except that, in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors.
(2)  80% owned subsidiary.